Exhibit 99.2

                       UNOCAL SECOND QUARTER 2004 SUMMARY
    For a reconciliation of adjusted after-tax earnings refer to the Earnings Release and Tables titled "Net Earnings and Adjusted After - Tax Earnings by Business Segment" and "Adjusted after-tax Earnings Reconciliation"

                                                        Million
                                                      ---------
Total Reported Second Quarter 2004 Net  Earnings      $     341  $1.25/ Share
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Special Items
         Gain on Sale of Assets - North America             (78)
         Philippine Geothermal Settlement                   (46)
         Income Tax Settlement                              (27)
         Agrium Arbitration                                  29
         Environmental Litigation & Other                    12

Second Quarter 2004 Adjusted Earnings                 $     231  $.86/ Share
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Mean Analyst estimate dated July 26, 2004                        $.83/ Share
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Variance Explanations to;                             $ Million
First Quarter 2004 Adjusted Earnings                        239  $.89/Share

    North America
         United States                                       (6)
         Lower Prices - Gas (18),
         Lower Expl. Exp. +4, Lower Dry Holes + 7
         All Other +1

         Canada - Lower Effective Tax Rate                   +4

    International E&P                                        (9)
         Higher Prices; Liquids +11, Gas +6
         Lower Production Vol.(12) Timing of AIOC Lifting +9
         Higher Dry Holes (14), Higher D&D (4)
         Tax Rate & For. Exchange (3), All Other (2)

    Midstream & Marketing                                    (5)
         Lower Storage &  Pipeline Results

    Geothermal - Lower Power  Results                        (5)

    Corporate & Other                                       +13
         Lower Admin & Gen. +6, Lower Env. & Lit. +2
         Improved Molybdenum Results +6, All Other (1)

Second Quarter 2004 Adjusted Earnings                 $     231  $.86/ Share
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